As filed with the Securities and Exchange Commission on May 15, 2015
Registration No. 333-_____
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

AKAMAI TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3432319
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
150 Broadway Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)
Akamai Technologies, Inc. 2013 Stock Incentive Plan, as amended
(Full Title of the Plan)
Melanie Haratunian, Esq.
Executive Vice President and General Counsel
Akamai Technologies, Inc.
150 Broadway
Cambridge, Massachusetts 02142
(Name and Address of Agent For Service)
617-444-3000
(Telephone Number, Including Area Code, of Agent For Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer        ☒                Accelerated filer        ☐
Non-accelerated filer        ☐            Smaller reporting company    ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	3,000,000 shares(2)	$75.375(3)	$226,125,000(3)	$26,276

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of 3,000,000 shares issuable under the Akamai Technologies, Inc. 2013 Stock Incentive Plan, as amended.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of the average of the high and low prices of the Registrant's Common Stock as reported on the NASDAQ Global Select Market on May 12, 2015.

STATEMENT OF INCORPORATION BY REFERENCE
This Registration Statement on Form S-8 is filed to register the offer and sale of an additional 3,000,000 shares of the Registrant’s common stock, $0.01 par value per share, to be issued under the Registrant’s 2013 Stock Incentive Plan, as amended (the “2013 Plan”). In accordance with General Instruction E to Form S-8, except for Item 8 “Exhibits,” this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-188989, filed with the Securities and Exchange Commission on May 31, 2013, relating to the 2013 Plan.

Item 8.        Exhibits.
The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on this 15th day of May, 2015.
AKAMAI TECHNOLOGIES, INC.

By:    _/s/__ Melanie Haratunian_______________
Melanie Haratunian
Executive Vice President, General Counsel and
Secretary

POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of Akamai Technologies, Inc., hereby severally constitute and appoint F. Thomson Leighton, James Benson and Melanie Haratunian, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Akamai Technologies, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
___ /s/ F. Thomson Leighton_________ F. Thomson Leighton	President and Chief Executive Officer, Director (Principal executive officer)	May 15, 2015
____/s/ James Benson______ James Benson	Chief Financial Officer (Principal financial and accounting officer)	May 15, 2015
___/s/ George H. Conrades__ George H. Conrades	Director	May 15, 2015
___/s/ Pamela J. Craig_____ Pamela J. Craig	Director	May 15, 2015
____/s/ Monte Ford__ Monte Ford	Director	May 15, 2015
___/s/ Jill A. Greenthal___ Jill A. Greenthal	Director	May 15, 2015
__/s/ Paul Sagan__________ Paul Sagan	Director	May 15, 2015
___/s/ Frederic V. Salerno _ Frederic V. Salerno	Director	May 15, 2015
___/s/ Steven Scopellite___ Steven Scopellite	Director	May 15, 2015
___/s/ Naomi O. Seligman__ Naomi O. Seligman	Director	May 15, 2015
___/s/ Bernardus Verwaayen__ Bernardus Verwaayen	Director	May 15, 2015

INDEX TO EXHIBITS

Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant
4.2(2)	Amended and Restated By-laws of the Registrant
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
24.1	Power of attorney (included on the signature pages of this registration statement)
99.1	Akamai Technologies, Inc. 2013 Stock Incentive Plan, as amended
____________

(1)	Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q filed with the Commission on August 14, 2000.

(2)	Incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Commission on October 24, 2014.